Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cutera, Inc.

Brisbane, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-114149, 333-123495, 333-132583, 333-141376, 333-149703, 333-158160, 333-187502, 333-206864, and 333-221542) of Cutera, Inc. of our reports dated March 26, 2018, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Cutera, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

March 26, 2018